PLEDGE AGREEMENT


     THIS PLEDGE AGREEMENT, dated August 14, 2001 (this "Pledge Agreement"),  is among CAPITOL FEDERAL  FINANCIAL,  a savings and loan holding company  organized and existing under the laws of the United States of America (the  "Pledgor") and

CHARTER ONE BANK,  F.S.B.  ("Charter One"), a federally  chartered  savings bank organized  and  existing  under the laws of the  United  States of  America  and

LASALLE BANK NATIONAL  ASSOCIATION  ("LaSalle"),  a national banking association organized and existing  under the laws of the United States of America  (Charter

One and LaSalle hereinafter together are referred to as the "Pledgees").  Except as otherwise  defined herein,  capitalized  terms used herein and defined in the

Term Loan Agreement (as defined below) shall be used herein as therein defined.

                              W I T N E S S E T H:

     WHEREAS,  the Pledgor and the Pledgees  have  executed and delivered a Term

Loan  Agreement  dated as of the date hereof (as such  agreement may be amended,

restated or otherwise  modified from time to time,  the "Term Loan  Agreement"),

pursuant to which the  Pledgees  have agreed to extend  credit to the Pledgor to enable it to purchase a portion of the Pledgor's  outstanding  common stock from certain of its minority shareholders; and

     WHEREAS,  the  Pledgor  owns one hundred  percent  (100%) of the issued and outstanding  shares of the capital  stock of Capitol  Federal  Savings  Bank,  a federally chartered savings bank ("CFSB"); and

     WHEREAS,  pursuant to the terms of the Term Loan Agreement, the Pledgor has agreed to execute  Term Notes,  dated as of the Funding Date in favor of each of


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the Pledgees (as such notes may be amended,  restated or otherwise modified from time to time and replacement notes therefor, the "Notes"); and

     WHEREAS, the execution and delivery of this Pledge Agreement is required in order to induce the Pledgees to enter into the Term Loan Agreement.

     NOW, THEREFORE, the Pledgor and Pledgees agree as follows:

     1. COLLATERAL DEFINED. As used herein,  "Collateral" means and includes (i)

all shares of capital  stock of CFSB  issued  and  outstanding  and owned by the

Pledgor,  on the date  hereof  and at any time and from time to time  during the term of this Pledge  Agreement,  and any  additional  shares of capital stock of

CFSB  issued in respect  thereof,  accompanied  by  undated  stock  powers  duly executed in blank by the Pledgor,  (ii) all contract rights of the Pledgor,  and any and all intangible rights associated therewith,  existing on the date hereof and at any time and from time to time arising  hereafter during the term of this

Pledge  Agreement  in respect of the  issuance or  delivery  to Pledgor,  of any shares of capital stock of CFSB (whether in the form of subscriptions,  purchase agreements,  options,  warrants,  stock bonuses,  or other rights of any type or description for the acquisition by the Pledgor,  of any such shares),  and (iii)

all proceeds  thereof,  including any  securities,  cash,  instruments and other property  from time to time  received,  receivable or otherwise  distributed  in respect of or in exchange for any or all of such shares.

     2.  SECURITY.  This Agreement is made by the Pledgor for the benefit of the

Pledgees to secure the following:

          (a) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities of the Pledgor owing to the Lenders, now existing or hereafter incurred under, arising out of or in connection with the Term Loan Agreement, the Notes or any other Loan Documents

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               and the due  performance  and  compliance by the Pledgor with the terms of each such Loan Document;

          (b) any and all reasonable sums advanced by any Pledgee in order to preserve the Collateral or preserve their security interests in the Collateral; and

          (c) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities referred to in clauses (a) and (b) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by any Pledgee of the rights hereunder, together with reasonable attorneys' fees and court costs.

All such  obligations,  liabilities,  sums and expenses set forth in clauses (a)

through  (c)  of  this   Section  2  being   herein   collectively   called  the

"Obligations;"  it being  acknowledged  and agreed  that the  Obligations  shall include extensions of credit of the type described above, whether outstanding on the date of this Pledge  Agreement or extended  from time to time after the date of this Pledge Agreement.


     3. PLEDGE OF COLLATERAL.  To secure the  Obligations of the Pledgor and for the  purposes  set forth in Section 2 hereof,  the Pledgor  hereby (i) grants to each of the Pledgees a security  interest in all of the Collateral  owned by the

Pledgor, (ii) pledges and deposits as security with Charter One, for the benefit of the Pledgees,  the  Collateral  owned by the Pledgor on the date hereof,  and delivers to Charter One,  for the benefit of the  Pledgees,  stock  certificates accompanied  by undated  stock powers duly executed in blank by the Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such  Collateral),  or such other  instruments  of  transfer  as are  reasonably acceptable to the Pledgees and (iii) hypothecates,  mortgages,  charges and sets over to each of the Pledgees all of such Pledgor's right,  title and interest in and to such Collateral (and in the certificates and instruments  evidencing such

Collateral),  to be held by Charter One, for the benefit of the  Pledgees,  upon the terms and conditions set forth in this Pledge Agreement.


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If the Pledgor  shall  acquire (by purchase,  stock  dividend or otherwise)  any additional  Collateral  at any time or from time to time after the date  hereof,

the Pledgor will  promptly  thereafter  pledge and deposit such  Collateral  (or certificates or instruments  representing  such Collateral) as security with the

Pledgees  and deliver to Charter  One,  for the benefit of the  Pledgees,  stock certificates  accompanied  by undated stock powers duly executed in blank by the

Pledgor  (accompanied by any transfer tax stamps required in connection with the pledge  of such  Collateral),  or such  other  instruments  of  transfer  as are reasonably  acceptable to the Pledgees,  and will promptly thereafter deliver to the Pledgees a  certificate  executed by a principal  executive  officer of such

Pledgor  describing  such  Collateral and certifying that the same has been duly pledged with the Pledgees hereunder.


Notwithstanding  anything to the  contrary  contained  in this Section 3, if any

Collateral  (whether now owned or hereafter acquired) consists of uncertificated securities,  the Pledgor shall promptly notify the Pledgees  thereof,  and shall promptly  take all  actions  required to perfect  the  security  interest of the

Pledgees under applicable law (including,  in any event,  under Article 8 of the

UCC (ss.ss.  1308.01,  et seq. of the Ohio  Revised  Code) if  applicable).  The

Pledgor  further  agrees to take such  action as the  Pledgees  deem  reasonably necessary  or desirable  to effect the  foregoing  and to permit the Pledgees to exercise any of their rights and remedies hereunder.


     4.  APPOINTMENT OF SUB-AGENTS,  ENDORSEMENTS,  ETC. The Pledgees shall have the  right to  appoint  one or more  sub-agents  for the  purpose  of  retaining physical  possession of the Collateral,  which may be held (in the discretion of the  Pledgees) in the name of the  Pledgor,  endorsed or assigned in blank or in favor of the  Pledgees or any nominee or nominees of the Pledgees or a sub-agent appointed by the Pledgees.


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     5. VOTING,  ETC.,  WHILE NO EVENT OF DEFAULT.  Unless and until there shall have  occurred  and be  continuing  an Event of Default,  the  Pledgor  shall be entitled to exercise any and all voting and other consensual  rights  pertaining to the Collateral  owned by it, and give consents,  waivers or  ratifications in respect thereof,  provided, that no vote shall be cast or any consent, waiver or ratification  given or any action taken which would  violate or be  inconsistent with any of the terms of this Pledge  Agreement,  the Term Loan Agreement or any other  Loan  Documents.  All  such  rights  of the  Pledgor  to vote and to give consents,  waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.


     6.  DIVIDENDS  AND OTHER  DISTRIBUTIONS.  Unless and until there shall have occurred  and be  continuing  an  Event  of  Default,  all  cash  dividends  and distributions  payable in respect of the  Collateral may be paid to the Pledgor.

The Pledgees shall be entitled to receive directly, and to retain as part of the

Collateral:

          (a) all other or additional stock or other securities (other than cash) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Collateral;

          (b) all other or additional stock or other securities paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

          (c) all other additional stock or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing  contained  in this  Section 6 shall  limit or  restrict  in any way the

Pledgees'  right  to  receive  the  proceeds  of the  Collateral  in any form in accordance with Section 3 of this  Agreement.  All dividends,  distributions  or other payments  which are received by the Pledgor  contrary to the provisions of


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this  Section 6 and Section 7 hereof  shall be received in trust for the benefit of the Pledgees, shall be segregated from other property or funds of the Pledgor and shall be promptly  paid over to the Pledgees as  Collateral in the same form as so received (with any necessary endorsement).


     7. REMEDIES IN CASE OF EVENTS OF DEFAULT.  If there shall have occurred and be  continuing  an Event of Default  that  shall not have been cured  within any applicable  grace  period,  then and in every such case,  the Pledgees  shall be entitled to (i) exercise all of the rights,  powers and remedies (whether vested in them by this  Pledge  Agreement,  the Term Loan  Agreement,  any  other  Loan

Documents  or by law) for the  protection  and  enforcement  of their  rights in respect of the  Collateral,  (ii)  exercise  all of the rights and remedies of a secured  party  under  the UCC,  and  (iii)  without  limitation,  exercise  the following rights, which the Pledgor hereby agrees to be commercially reasonable:

          (a) the Pledgees shall have the right to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the Pledgor;

          (b) the Pledgees shall have the right to transfer all of any part of the Collateral into the Pledgees' names or the name of their nominee or nominees;

          (c) the Pledgees shall have the right to vote any and all shares of stock comprised in the Collateral (whether or not transferred to the name of the Pledgees or their nominees) and to give all consents, waivers, and ratifications in respect thereof, and in such event and for such purposes, the Pledgor hereby irrevocably constitutes and appoints Charter One, for the benefit of the Pledgees, the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so; and

          (d) the Pledgees shall have the right, upon at least 15 days' written notice to the Pledgor, but without further demand, advertisement or notice of any kind (all of which are hereby expressly waived by the Pledgor), to sell, assign and deliver the whole or any part of the Collateral, at any time or times, within or without the City of Cleveland, Ohio at public or private sale, for cash, or on credit, or for other property, for immediate or future delivery, for such price or prices and on such terms as the Pledgees shall determine to be commercially reasonable, and in connection therewith, at any public sale, the Pledgees, or either of them, may purchase and hold the whole or any part of the


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               Collateral so sold, free from any right of redemption on the part of the Pledgor, which right the Pledgor hereby waives and releases. For purposes of this subsection (d), an agreement to sell all or any part of Collateral shall be treated as a sale of such Collateral and the Pledgees shall be free to carry out the sale of any Collateral pursuant to any such agreement, and the Pledgor shall not be entitled to the return of any such
               Collateral  subject  thereto,   notwithstanding  that  after  the
               Pledgees shall have entered into such an agreement, the default may have been remedied. The proceeds of any sale of Collateral shall be applied (i) first to the expenses of taking, holding and preparing for sale or disposition and of sale or disposition and the like (including reasonable attorneys' fees), (ii) next to the Obligations secured under Section 2 hereof, on a pro rata basis to each Pledgee, (iii) next to the holder of any subordinate security interest therein if written notification of demand therefor is received before distribution of the proceeds, and
               (iv) lastly, any surplus to the Pledgor. The Pledgor shall nevertheless remain liable for any deficiency.


     8. ACCESS TO RECORDS. Pledgor agrees, and agrees to cause CFSB, to give the

Pledgees,  any  prospective  purchaser of the Collateral  (pursuant to Section 7 above) and their respective representatives,  full access to further information

(including, but not limited to, records, files, correspondence,  tax work papers and audit work papers)  relating to or concerning the Pledgor or CFSB, as may be requested by either Pledgee, any such prospective purchasers or their respective representatives.


     9. REMEDIES,  ETC.,  CUMULATIVE.  Each and every right, power and remedy of the Pledgees  provided for in this Pledge  Agreement,  the Notes,  the Term Loan

Agreement or any other Loan Documents, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right,  power or remedy.  The  exercise or  beginning of the


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exercise by the  Pledgees  of any one or more of the rights,  powers or remedies provided for in this Pledge Agreement, the Notes, the Term Loan Agreement or any

other Loan  Documents  or now or  hereafter  existing  at law or in equity or by statute or otherwise  shall not preclude the  simultaneous  or later exercise by the Pledgees or all such other  rights,  powers or  remedies,  and no failure or delay on the part of the  Pledgees to exercise  any such right,  power or remedy shall operate as a waiver thereof.  No notice to or demand on the Pledgor in any case shall  entitle  it to any other or  further  notice or demand in similar or other  circumstances or constitute a waiver of any of the rights of the Pledgees to any other or further action in any circumstances without notice or demand.


     10.  PURCHASERS  OF  COLLATERAL.  Upon  any sale of the  Collateral  by the

Pledgees  hereunder  (whether  by virtue of the  power of sale  herein  granted,

pursuant to judicial  process or otherwise),  the receipt of the Pledgees or the officer  making the sale shall be a  sufficient  discharge  to the  purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the  application  of any part of the purchase  money paid over  to the  Pledgees  or  such  officer  or be  answerable  in any way for the misapplication or nonapplication thereof.


     11.  INDEMNITY.  The Pledgor agrees to (i) indemnify and hold harmless each

Pledgee in such capacity and their respective  successors,  assigns,  employees,

agents  and  servants   (individually  an  "Indemnitee,"  and  collectively  the

"Indemnitees") from and against any and all claims, demands,  losses,  judgments and  liabilities  (including  liabilities  for penalties) of whatsoever  kind or nature,  and (ii) to  reimburse  each  Indemnitee  for all costs  and  expenses,

including  reasonable  attorneys' fees, in each case growing out of or resulting from this Pledge  Agreement  or the exercise by any  Indemnitee  of any right or remedy  granted to it hereunder or under the Notes,  the Term Loan  Agreement or any other Loan Documents (but excluding any claims, demands,  losses,  judgments and liabilities or expenses to the extent incurred by reason of gross negligence or willful  misconduct  of such  Indemnitee).  In no event shall the Pledgees be liable, in the absence of gross negligence or willful  misconduct on their part,


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for any matter or thing in connection  with this Pledge  Agreement other than to account for moneys  actually  received by the  Pledgees in  accordance  with the terms  hereof.  If and to the extent that the  obligations  of the Pledgor under this Section 11 are unenforceable  for any reason,  the Pledgor hereby agrees to

make  the  maximum   contribution  to  the  payment  and  satisfaction  of  such obligations which is permissible under applicable law.


     12. FURTHER ASSURANCES;  POWER-OF-ATTORNEY. The Pledgor agrees that it will join with the Pledgees in executing and, at the Pledgor's own expense,  file and refile  under  the  UCC or  other  applicable  law  such  financing  statements,

continuation  statements and other documents in such offices as the Pledgees may deem necessary and wherever required by law in order to perfect and preserve the

Pledgees' security interest in the Collateral and hereby authorizes the Pledgees to file financing  statements and amendments thereto relative to all or any part of the Collateral  without the signature of the Pledgor where  permitted by law,

and agrees to do such  further acts and things and to execute and deliver to the

Pledgees such additional conveyances, assignments, agreements and instruments as the Pledgees may  reasonably  require or deem necessary to carry into effect the purposes  of this Pledge  Agreement  or to further  assure and confirm  unto the

Pledgees their rights, powers and remedies hereunder.


The Pledgor hereby appoints Charter One, for the benefit of the Pledgees, as the

Pledgor's  attorney-in-fact,  with full  authority in the place and stead of the

Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuation of an Event of Default,  in the Pledgees'

discretion,  to take any action and to execute any instrument which the Pledgees may deem  necessary  or  advisable  to  accomplish  the  purposes of this Pledge

Agreement.


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     13.  TRANSFER  BY THE  PLEDGOR.  The  Pledgor  shall not sell or  otherwise dispose of, grant any option with  respect to, or mortgage,  pledge or otherwise encumber  any of  the  Collateral  or any  interest  therein  (except  as may be permitted in accordance with the terms of the Term Loan Agreement).


     14.  REPRESENTATIONS,  WARRANTIES AND COVENANTS OF THE PLEDGOR. The Pledgor

hereby represents and warrants to, and covenants with, the Pledgees as follows:

          (a) the Pledgor is the legal, record and beneficial owner of, and has good marketable title, subject to any applicable regulatory approvals, to all of the issued and outstanding shares of common stock of CFSB and all of such shares have been fully paid and are non-assessable;

          (b) except for the security interest created hereunder, each of the items of Collateral pledged and to be pledged hereunder is, and at the time of the pledge will be, free and clear of any other Lien, encumbrance, or claim, and the Pledgor will defend the Collateral against all claims and demands of any persons at any time claiming an interest therein;

          (c) the Pledgor has full power, authority and legal right to pledge the Collateral;

          (d) this Pledge Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms;

          (e) no consent of any other party (including, without limitation, any stockbroker or creditor of the Pledgor or any of its
               Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Pledge
               Agreement,   the  validity  or   enforceability  of  this  Pledge
               Agreement, the perfection or enforceability of the Pledgees' security interests in the Collateral or, except for compliance with or as may be required by applicable securities and bank regulatory laws, the exercise by the Pledgees of any of their rights or remedies provided herein, except such consents, licenses, permits, approvals, authorizations, notices, registrations, filings or declarations as have been made or obtained, evidence of which has been provided to the Pledgees;

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          (f)  the execution,  delivery and performance of this Pledge Agreement by the Pledgor will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor, or of the charter or by-laws of the Pledgor or of any securities issued by the
               Pledgor  or  any  of  its  Subsidiaries,   or  of  any  mortgage,
               indenture, lease, deed of trust, loan agreement, credit agreement or other agreement, contract or instrument to which the Pledgor or any of its Subsidiaries is a party or which purports to be binding upon the Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any Lien or encumbrance on any of the assets of the Pledgor or any of its Subsidiaries except as contemplated by this Pledge Agreement;

          (g) the Pledgor will not sell or otherwise assign, transfer or dispose of the Collateral or any interest therein;

          (h) the Pledgor will keep the Collateral free from any Lien, security interest or encumbrance, except in favor of the Pledgees;

          (i) except for limitations imposed by applicable securities and bank regulatory laws, there are no restrictions upon the transfer of any of the Collateral and the Pledgor has the full and unrestricted right to transfer the Collateral;

          (j) the Pledgor shall pay any fees, assessments, charges or taxes arising with respect to the Collateral. In case of failure by the Pledgor to pay any such fees, assessments, charges or taxes, the Pledgees shall have the right, but shall not be obligated, to pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by the Pledgor to the Pledgees immediately upon demand therefor, together with interest at a rate equal to the Base Rate plus any other fees or default interest as may be set forth in the Term Loan Agreement from the date of disbursement by the Pledgees to the date of payment by the Pledgor;

          (k) the pledge, assignment and delivery to the Pledgees of the Collateral (other than uncertificated securities) pursuant to this Pledge Agreement creates a valid and perfected first priority Lien in the Collateral, and the proceeds thereof, subject to no other Lien or to any agreement purporting to grant to any thrid party a Lien on the property or assets of the Pledgor which would include the Collateral; and

          (l) the Pledgor will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgees as Collateral hereunder and will defend the right thereto and security interest therein of the Pledgees.

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     15. THE PLEDGOR'S OBLIGATIONS ARE ABSOLUTE.  The obligations of the Pledgor under this Pledge Agreement shall be absolute and unconditional and shall remain in full  force  and  effect  without  regard  to,  and  shall  not be  released,

suspended, discharged,  terminated or otherwise affected by, any circumstance or

occurrence  whatsoever,   including,   without  limitation:   (i)  any  renewal,

extension, amendment or modification of or addition or supplement to or deletion from the Notes, the Term Loan Agreement or any other Loan Documents or any other instrument or agreement  referred to therein,  or any  assignment or transfer of any thereof; (ii) any waiver, consent, extension,  indulgence or other action or inaction  under or in respect of any such  agreement  or  instrument  including,

without  limitation,  this  Pledge  Agreement;  (iii)  any  furnishings  of  any additional security to the Pledgees or their assignees or any acceptance thereof or any release of any  security by the  Pledgees  or their  assignees;  (iv) any limitation on any party's  liability or obligations under any such instrument or agreement or any  invalidity  or  unenforceability,  in whole or in part, of any such  instrument  or  agreement  or any  term  thereof;  or (v) any  bankruptcy,

insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding  relating to the Pledgor or any Subsidiary of the Pledgor,

or any action  taken with  respect to this  Pledge  Agreement  by any trustee or receiver,  or by any court, in any such  proceeding,  whether or not the Pledgor shall have notice or knowledge of any of the foregoing.


     16. DISCHARGE OF PLEDGE. This Pledge Agreement and the security interest of the Pledgees in the Collateral  created hereby shall cease and terminate at such time that all Obligations referred to in Section 2 hereof have been paid in full and fully satisfied  (provided that all indemnities set forth herein  including,

without  limitation,  in Section 11 hereof shall survive any such  termination).

Upon such termination,  all rights and interests  assigned and pledged hereby or


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pursuant  hereto by the Pledgor shall revert to it, its  successors  and assigns and the right,  title and interest of the Pledgees  therein  shall cease and the

Collateral  belonging to the Pledgor  held  pursuant  hereto shall  forthwith be transferred  and delivered to the Pledgor  without  representation,  recourse or warranty of any kind.


     17. PLEDGEES'  DUTIES.  The powers conferred on the Pledgees  hereunder are solely to protect their interest in the Collateral and shall not impose any duty upon them to  exercise  any such  powers.  Except  for the safe  custody  of the

Collateral in Charter One's  possession and the  accounting for monies  actually received by the  Pledgees  thereon,  the  Pledgees  shall have no duty as to the

Collateral  or as to taking  necessary  steps to preserve  rights  against prior parties.


     18. REGISTRATION OF COLLATERAL.  If at any time or times, in the opinion of counsel for the Pledgees,  it should be necessary,  in order for the Pledgees to dispose of all or any part of the  Collateral in any sale or sales in accordance with Section 7 hereof, to comply with, or to register or qualify all or any part of such stock under the Securities Act of 1933, as then in effect,  or under any similar Federal statute then in effect, or any rules or regulations  thereunder,

and/or to comply with the laws of any State regulating the sale of securities or any rules or  regulations  thereunder,  the Pledgor  will,  upon  request of the

Pledgees, as expeditiously as possible and in good faith use its best efforts to cause  CFSB to effect  and  continue  such  registration,  qualification  and/or compliance  as may be necessary in the opinion of the  Pledgees,  in  connection with any proposed  sale or sales and the Pledgor  hereby agrees that it will pay or cause to be paid all expenses  incident  thereto.  The Pledgor further agrees that it will, and will use its best efforts to cause CFSB to, indemnify and hold harmless the Pledgees from and against any claims and liabilities  caused by any untrue  statement  of a  material  fact or  omission  to state a  material  fact required  to be stated  in any  registration  statement,  offering  circular  or
prospectus  used  in  connection  with  such   registration,   qualification  or

compliance,  or necessary to make the statement  therein not misleading,  except insofar as such  claims or  liabilities  are caused by any untrue  statement  or omission based upon or in conformity  with  information  furnished in writing to the Pledgor by the Pledgees.


If at any time when the Pledgees shall determine to exercise their right to sell all or any  part of the  Collateral  pursuant  to  Section  7  hereof,  and such

Collateral or the part thereof to be sold shall not, for any reason  whatsoever,

be effectively  registered  under the Securities Act of 1933, as then in effect,

the Pledgees may, in their sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such  circumstances as the

Pledgees may deem  necessary or advisable in order that such sale may legally be effected  without such  registration.  Without  limiting the  generality  of the foregoing, in any such event the Pledgees, in their sole and absolute discretion

(i) may proceed to make such private sale  notwithstanding  that a  registration statement for the purpose of registering  such  Collateral or part thereof shall have been filed under such  Securities Act, (ii) may approach and negotiate with a single  possible  purchaser to effect such sale,  and (iii) may restrict  such sale to a  purchaser  who will  represent  and  agree  that  such  purchaser  is purchasing  for its  own  account,  for  investment  and not  with a view to the distribution  or sale of such  Collateral or part  thereof.  In the event of any such sale, the Pledgees shall incur no  responsibility  or liability for selling all or any part of the  Collateral at a price which the Pledgees,  in their sole and absolute discretion,  in good faith deem reasonable under the circumstances,

notwithstanding  the  possibility  that a  substantially  higher  price might be realized if the sale were deferred until after registration as aforesaid.


     19.  NOTICES.  All notices and  communications  hereunder  shall be sent or delivered by mail, telex, telecopy or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier,  be effective when deposited in the mails or delivered to the overnight  courier,  prepaid and properly  addressed for delivery on such or the next  Business  Day, or sent by telex or  telecopier,  except  that  notices and communications  to the  Pledgees  shall not be effective  until  received by the

Pledgees. All notices and other communications shall be in writing and addressed as follows:


          (a)  If to the Pledgor, at:

               Capitol Federal Financial
               700 S. Kansas Avenue
               Topeka, Kansas 66603
               Attention:  John B. Dicus
               Telephone:  (785) 231-6370
               Facsimile:  (785) 231-6264

          (b)  If to Charter One, at:

               Charter One Bank, F.S.B.
               1215 Superior Avenue
               Cleveland, Ohio 44114
               Attention:  K.N. Pundole
               Telephone:  (216) 298-7044
               Facsimile:  (216) 566-0795

          (c)  If to LaSalle, at:

               LaSalle Bank National Association
               135 South LaSalle Street
               Chicago, Illinois 60603
               Attention:  Wayne J. Veselsky
               Telephone:  (312) 904-8213
               Facsimile:  (312) 904-2780

or at such other  address as shall have been  furnished in writing by any Person described above to the party required to be given notice hereunder.


     20. WAIVER.  None of the terms and conditions of this Pledge  Agreement may be  changed,  waived,  modified  or varied in any  manner  whatsoever  unless in writing duly signed by the Pledgor and by each Pledgee.

     21. PERSONS BOUND.  This Pledge Agreement shall be binding upon the Pledgor and its  successors  and  assigns,  and  shall  inure to the  benefit  of and be enforceable by the Pledgees,  their successors and assigns,  and, in particular,

by any holder of the Notes.


     22.  GOVERNING LAW. The Pledge  Agreement  shall be deemed to be a contract made under and shall be construed in accordance with and governed by the laws of the State of Ohio.  In the event  any  provision  of this  Pledge  Agreement  is invalid,  illegal  or  unenforceable  for any  reason  such  provision  shall be ineffective  to the extent of such  invalidity,  illegality or  unenforceability without  affecting or  impairing  the  remainder of such  provision or any other provision of this Pledge Agreement.


     23. HEADINGS;  COUNTERPARTS.  The headings in this Pledge Agreement are for purposes of  reference  only and shall not limit or define the  meaning  hereof.

This Pledge  Agreement  may be executed in any number of  counterparts,  each of which shall be an original, but all of which shall constitute one instrument.


     24.  RECOURSE.  This  Pledge  Agreement  is made with full  recourse to the

Pledgor and pursuant to and upon all the representations,  warranties, covenants and agreements on the part of the Pledgor contained herein and in the Notes, the

Term Loan  Agreement  and the other Loan  Documents  and otherwise in writing in connection herewith and therewith.

     IN WITNESS  WHEREOF,  the parties  have caused this Pledge  Agreement to be executed at the time first above written.


                                      CAPITOL FEDERAL FINANCIAL


                                      By:  /s/ John B. Dicus
                                           -----------------------------------
                                      Name:  John B. Dicus
                                      Title: President


                                      CHARTER ONE BANK, F.S.B.


                                      By:   /s/
                                            ----------------------------------
                                      Name:___________________________________
                                      Title:__________________________________


                                      LASALLE BANK NATIONAL ASSOCIATION


                                      By:   /s/
                                            ----------------------------------
                                      Name:___________________________________
                                      Title:__________________________________













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